UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2010
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32395 (Commission File Number)	01-0562944 (I.R.S. Employer Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 293-1000
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On October 6, 2010 ConocoPhillips announced the following actions concerning the Company’s executive officers, effective immediately:
•	Alan J. Hirshberg, formerly Vice President, Worldwide Deepwater and Africa Projects, ExxonMobil, will join the company as Senior Vice President, Planning & Strategy.

•	Greg C. Garland, formerly President and Chief Executive Officer of Chevron Phillips Chemical Company, will join the company as Senior Vice President, Exploration & Production-Americas.

•	Jeff W. Sheets, formerly Senior Vice President, Commercial and Planning & Strategy, was elected Senior Vice President, Finance and Chief Financial Officer.

•	Willie C.W. Chiang, Senior Vice President, Refining, Marketing & Transportation, was also given responsibility for the company’s Commercial business activities.

•	John A. Carrig, the company’s President and Chief Operating Officer, announced his intention to retire at the end of February 2011. Mr. Carrig will continue as President pending his retirement.

•	Sigmund L. Cornelius, formerly Senior Vice President, Finance and Chief Financial Officer and Kevin O. Meyers, formerly Senior Vice President, Exploration and Production-Americas, announced they will retire from the company at the end of the year.
          In announcing the retirements of Messrs. Carrig, Cornelius and Meyers, the Board of Directors noted their appreciation of the long and valuable service provided by such officers to the Company.
          The information regarding Messrs. Chiang and Sheets required under Items 401 (b), (d) and (e) and Item 404 (a) of Regulation S-K is included under “Executive Officers of the Registrant” on pages 28 and 29 of ConocoPhillips’ Annual Report on Form 10-K for the year ending December 31, 2009 and is incorporated herein by reference.
          Mr. Greg C. Garland, age 52, has served as President and Chief Executive Officer of Chevron Phillips Chemical Company (“CPChem”) since 2008. Prior to his appointment as Chairman and Chief Executive Officer of CPChem, Mr. Garland served as Senior Vice President, Planning and Specialty Products at CPChem from 2000 to 2008.
          Mr. Alan (Al) J. Hirshberg, age 49, has served as Vice President, Worldwide Deepwater and Africa Projects, ExxonMobil since 2009. Mr. Hirshberg previously served in the following positions at ExxonMobil: Vice President, Worldwide Deepwater Projects (2008-2009); Vice

President, Established Areas Projects (2006-2008); Vice President, Operated by Others Projects (2006); and Project Executive, Deepwater Africa Projects (2004-2006).
          All executive officers participate in the same compensation programs as our named executive officers, as more fully described under “Compensation Discussion and Analysis” on pages 43 through 56 of ConocoPhillips Proxy Statement relating to its 2010 Annual Meeting of Shareholders, as filed with the SEC on March 31, 2010 (and such description is incorporated herein by reference).
          In connection with Mr. Garland’s appointment as an officer and as an incentive to his acceptance of an employment offer, Mr. Garland was awarded restricted stock units having a grant date value of $1 million, with restrictions lapsing in two equal annual installments beginning on the first anniversary of his employment date. In connection with Mr. Hirshberg’s appointment as an officer, as an incentive to his acceptance of an employment offer and in recognition of forgone compensation from his prior employer, Mr. Hirshberg was (a) awarded a cash bonus of $3 million; (b) awarded restricted stock units having a grant date value of $2.9 million, with restrictions lapsing on the third anniversary of his employment date; and (c) credited a balance of $6,357,436 in his account under the Company’s Key Employee Deferred Compensation Plan of which 47% will be payable to Mr. Hirshberg on each of the first and second anniversaries of his employment and the balance of which will be payable on the third anniversary of his employment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Janet Langford Kelly
October 6, 2010	Janet Langford Kelly Senior Vice President, General Counsel and Corporate Secretary